UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 10, 2011


                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
              (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

FLORIDA                                000-30392                   13-4172059
-------                                ---------                   ----------
(STATE OR OTHER JURISDICTION)    (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER
OF INCORPORATION)                                                IDENTIFICATION)


             335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2

              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142

                                      N/A

         (Former name or former address, if changed since last report)



|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))




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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective May 10, 2011, the Company entered into an Investment Agreement (the "Investment Agreement") with Orchard Investments, LLC ("Orchard"); Black Family 1997 Trust; Leon D. Black, UAD 11/30/92 FBO Alexander Black; Leon D. Black, UAD 11/30/92 FBO Benjamin Black; Leon D. Black, UAD 11/30/92 FBO Joshua Black; Leon
D. Black, UAD 11/30/92 FBO Victoria Black; Leon D. Black; John J. Hannan and Richard Ressler ("Ressler")(each individually a "Bridge Lender" and collectively the "Bridge Lenders"), who are current shareholders and subordinated lenders under unsecured promissory notes in the aggregate amount of $4.0 million with the Company effective February 17, 2011 and April 27, 2011 (the "Notes").
The maturity date of the Notes is the earlier of: (i) the consummation of a rights offering of the Company's Common Stock, par value $0.001 (the "Common Stock") registered under the Securities Act of 1933, as Amended (the "Act"), at a sale price of $0.12 per share (as adjusted for any stock split, stock dividend or other similar adjustment) pursuant to a rights offering targeted at $8 million by the Company and which permits all Bridge Lenders to exchange their Notes (and the other notes paid in-kind for the payment of interest under the Notes) for shares of Common Stock at such price (with such offering referred to as the "Qualified Offering") or (ii) June 17, 2011 (the "Outside Date"). The Qualified Offering has been approved by the independent directors of the Company. There can be no assurance, however, that the Company will successfully complete the Qualified Offering on or prior to the Outside Date or thereafter.

Pursuant to the Investment Agreement, the Bridge Lenders have agreed to provide a backstop commitment to the Qualified Offering and have agreed to collectively backstop the Qualified Offering by purchasing from the Company at a subscription price of $0.12 per share of Common Stock any shares not purchased by the Company's shareholders of record who are entitled to participate in the rights offering (after giving effect to any oversubscriptions) up to 29,166,667 shares of Common Stock for a total purchase price of $3.5 million (the "Backstop Commitment"). In addition to their rights to purchase shares pursuant to the Qualified Offering and the Backstop Commitment, the Bridge Lenders have the option, in their sole discretion, to purchase from the Company, at the subscription price, any other shares not purchased by the Company's stockholders through the Qualified Offering (the "Purchase Option"). If, after giving effect to the Qualified Offering, the Backstop Commitment and the Purchase Option, any of the Bridge Lenders shall have been unable to exchange any portion of his or its Notes, the Company will also offer each Bridge Lender the right to purchase additional shares of Common Stock at the subscription price (payable through the exchange of Bridge Loans for Common Stock) such that each Bridge Lender shall have exchanged all of his or its notes for shares of Common Stock (the "Additional Subscription Offer"). In addition, if Ressler and Orchard collectively acquire less than $1.0 million worth of shares of Common Stock as part of the Qualified Offering, the Backstop Commitment, the Purchase Option and the Additional Subscription Offer, the Company has agreed to offer to Ressler and Orchard an additional number of shares of Common Stock equal to the shortfall amount at the subscription price.

The transactions with the Bridge Lenders under the Investment Agreement are being made in reliance on an exemption from the registration requirements of the Act, and any shares issued pursuant to the Investment Agreement will not be covered by a registration statement filed pursuant to the Act.

The closing of the Investment Agreement is subject to satisfaction or waiver of customary conditions, including compliance with covenants and the accuracy of representations and warranties provided in the Investment Agreement, consummation of the Qualified Offering and the receipt of all requisite approvals and authorizations under applicable law. In addition, a condition to the closing the Investment Agreement provides that the Company will enter into a registration rights agreement with the Bridge Lenders to provide certain customary registration rights, which include demand and "piggyback" registration rights under the Act with respect to the shares of Common Stock purchased under the Investment Agreement and any other securities owned by the Bridge Lenders.

The Investment Agreement may be terminated at any time prior to the closing of the Backstop Commitment and the Additional Subscription Rights, if any: (1) by mutual written agreement of the Bridge Lenders and the Company; (2) by either party, in the event the rights offering does not close; and (3) by either party, if any governmental entity shall have taken action prohibiting any of the contemplated transactions.

The Company has agreed to indemnify the Bridge Lenders and their affiliates and each of their respective officers, directors, partners, employees, agents and representatives for losses arising out of (1) the Company's breach of any representation or warranty set forth in the Investment Agreement, (2) the Qualified Offering, or (3) claims, suits or proceedings challenging the authorization, execution, delivery, performance or termination of the Qualified Offering, the Investment Agreement, or any of the transactions contemplated thereby (other than any such losses attributable to the acts, errors or omissions on the part of the Bridge Lenders in violation of the Investment Agreement).

The foregoing summary of the Investment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of such document, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No Description

10.1 Investment Agreement entered into on May 10, 2011 by and among the Company and the Bridge Lenders.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: May 10, 2011

                                           By:     /s/ MARK YUNG
                                                   --------------
                                                   Mark Yung
                                                   Executive Chairman